UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. __)

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INFORMATION ANALYSIS INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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11240 Waples Mill Road, Suite 201, Fairfax, Virginia 22030	(703) 383-3000 (800) 829-7614 Fax: (703) 293-7979 www.infoa.com

April 11, 2016

Dear Shareholder,

We, the Board of Directors of Information Analysis Incorporated, cordially invite you to attend our 2016 annual meeting of shareholders to be held at 10:00 AM on Wednesday, June 1, 2016, at our offices at 11240 Waples Mill Road, Suite 201, Fairfax, Virginia 22030.  The attached notice of annual meeting and proxy statement describe the business we will conduct at the meeting and provide information about Information Analysis Incorporated that you should consider when you vote your shares.

When you have finished reading the proxy statement, please promptly vote your shares by marking, signing, dating and returning the proxy card in the enclosed envelope.  We encourage you to vote by proxy so that your shares will be represented and voted at the meeting, whether or not you can attend.

Sincerely,

Sandor Rosenberg
Chairman of the Board and
Chief Executive Officer

Information Analysis Incorporated	2016 Proxy Statement

11240 Waples Mill Road, Suite 201, Fairfax, Virginia 22030	(703) 383-3000 (800) 829-7614 Fax: (703) 293-7979 www.infoa.com

April 11, 2016

NOTICE OF 2016 ANNUAL MEETING OF SHAREHOLDERS

TIME:	10:00 AM

DATE:	June 1, 2016

PLACE:	Information Analysis Incorporated
11240 Waples Mill Road, Suite 201
Fairfax, Virginia 22030

PURPOSES:

1.	The election of six (6) directors to serve until the next Annual Meeting of Shareholders and until their successors are elected and qualified.

2.	To approve the IAI 2016 Stock Incentive Plan.

3.	An advisory vote to approve the Company’s executive compensation for Named Executive Officers.

4.	To ratify the appointment of CohnReznick LLP an independent registered public accounting firm, as the company’s independent registered public accountants for the fiscal year ending December 31, 2016.

5.	To consider any other business that is properly presented at the meeting.

WHO MAY VOTE:

You may vote if you were the record owner of Information Analysis Incorporated stock at the close of business on April 4, 2016. A list of shareholders of record will be available at the meeting and, during the ten (10) days prior to the meeting, at the office of the Secretary at the above address.

BY ORDER OF THE BOARD OF DIRECTORS

Richard S. DeRose
Secretary

YOUR VOTE IS VERY IMPORTANT

Whether or not you plan to attend the Annual Meeting, please vote as soon as possible. You may vote over the Internet, as well as by telephone or, if you requested to receive printed proxy materials, by mailing a completed proxy card.

Information Analysis Incorporated	2016 Proxy Statement

INFORMATION ANALYSIS INCORPORATED
11240 WAPLES MILL ROAD, SUITE 201
FAIRFAX, VIRGINIA 22030

PROXY STATEMENT
For the 2016 ANNUAL MEETING OF SHAREHOLDERS
To be held on June 1, 2016

INFORMATION ABOUT THE MEETING, VOTING AND PROXIES

Date, Time and Place of Meeting

This proxy statement is furnished in connection with the solicitation of proxies by and on behalf of the Board of Directors ("Board") of Information Analysis Incorporated ("we," "IAI" or the "Company") for use at the 2016 Annual Meeting of Shareholders ("Annual Meeting") to be held on June 1, 2016 beginning at 10:00 am EDT at our principal executive offices located at 11240 Waples Mill Road, Suite 201, Fairfax, Virginia 22030, and at any adjournment or postponement of that meeting.  On or about April 11, 2016, we are either mailing or providing notice and electronic delivery of these proxy materials together with an annual report, consisting of our Annual Report on Form 10-K for the fiscal year ended December 31, 2015 (the "2015 Annual Report"), and other information required by the rules of the Securities and Exchange Commission (the “SEC”).

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be held on June 1, 2016

This proxy statement and our 2015 Annual Report are available for viewing, printing and downloading at www.infoa.com/investors.

You may request a copy of the materials relating to our annual meetings, including the proxy statement and form of proxy for our 2016 Annual Meeting and the 2015 Annual Report, at www.infoa.com/investors, by sending an email to our Investor Relations department at investor@infoa.com, or by calling (800) 829-7614 ext. 7901.

Internet Availability of Proxy Materials

Under the U.S. Securities and Exchange Commission’s “notice and access” rules, we have elected to use the Internet as our primary means of furnishing proxy materials to our shareholders. Consequently, most shareholders will not receive paper copies of our proxy materials. We instead sent these shareholders a Notice of Internet Availability of Proxy Materials (“Internet Availability Notice”) containing instructions on how to access this Proxy Statement and our Annual Report and vote via the Internet. The Internet Availability Notice also included instructions on how to receive a paper copy of your proxy materials, if you so choose. If you received your annual meeting materials by mail, your proxy materials, including your proxy card, were enclosed. We believe that this process expedites shareholders’ receipt of proxy materials, lowers the costs of our Annual Meeting and helps to conserve natural resources.

Voting Instructions

If your shares are registered directly in your name with our transfer agent, Issuer Direct, the Internet Availability Notice was sent directly to you by the Company. The Internet Availability Notice provides instructions on how to request printed proxy materials and how to access your proxy card which contains instructions on how to vote via the Internet or by telephone. For shareholders who receive a paper proxy card, instructions for voting via the Internet or by telephone are set forth on the proxy card. The Internet and telephone voting facilities for shareholders of record will close at 12:00 a.m. EDT on June 1, 2016. If your shares are held in an account at a brokerage firm, bank, trust or other similar organization, like the vast majority of our shareholders, you are considered the “beneficial owner” of shares held in “street name” and the Internet Availability Notice was forwarded to you by that organization. You will receive instructions from your broker, bank, trustee or other nominee that must be followed in order for your broker, bank, trustee or other nominee to vote your shares per your instructions. See the section below entitled “Abstentions and Broker Non-Votes” for additional information regarding the impact of abstentions and broker-non votes on the votes required for each proposal.

Information Analysis Incorporated	2016 Proxy Statement

Revocability of Proxies

A holder of our common stock who has given a proxy may revoke it prior to its exercise either by giving written notice of revocation to the Secretary of the Company or by giving a duly executed proxy bearing a later date. Attendance in person at the Annual Meeting does not itself revoke a proxy; however, any shareholder who attends the Annual Meeting may revoke a previously submitted proxy by voting in person. If you are a beneficial owner of our shares, you will need to contact your bank, brokerage firm, trustee or other nominee to revoke any prior voting instructions.

Proxy Voting

Subject to any revocation as described above, all common stock represented by properly executed proxies will be voted in accordance with the specifications on the proxy. If no such specifications are made, proxies will be voted as follows:

●	“FOR” the election of the six nominees for director;
●	“FOR” the approval of the IAI 2016 Stock Incentive Plan;
●	“FOR” the approval, on an advisory basis, of the Company’s executive compensation for Named Executive Officers;
●	“FOR” ratification of the appointment of CohnReznick LLP as our independent registered public accountants for our fiscal year ending December 31, 2016.

As to any other matter that may be brought before the Annual Meeting, proxies will be voted in accordance with the judgment of the person or persons voting the same.

Record Date, Outstanding Shares and Quorum

Only holders of our common stock of record at the close of business on April 4, 2016 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting. At the close of business on the Record Date, there were 11,201,760 shares of our common stock issued and outstanding, excluding 1,642,616 shares of common stock held as treasury stock by the Company. Shares of common stock held as treasury stock are not entitled to be voted at the Annual Meeting. Each shareholder is entitled to one vote per share of common stock held on all matters to be voted on by our shareholders. The presence in person or by proxy at the Annual Meeting of the holders of a majority of the issued and outstanding shares entitled to vote at the Annual Meeting shall constitute a quorum.

Proxy Solicitation

The Company will bear the expense of this solicitation of proxies, including the preparation, assembly, printing and mailing of the Internet Availability Notice, this Proxy Statement, the proxy and any additional solicitation material that the Company may provide to shareholders. Copies of the proxy materials and any other solicitation materials will be provided to brokerage firms, banks, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward the solicitation material to such beneficial owners. We will reimburse such brokerage firms, banks, fiduciaries and other custodians for the reasonable out-of-pocket expenses incurred by them in connection with forwarding the proxy materials and any other solicitation materials. We have retained Issuer Direct Corporation to assist us with the distribution of proxies. The original solicitation of proxies by mail may be supplemented by solicitation by telephone and other means by directors, officers and employees of the Company. No additional compensation will be paid to these individuals for any such services.

Abstentions and Broker Non-Votes

Abstentions will be counted for purposes of determining the presence or absence of a quorum. The effect of an abstention on the outcome of the voting on a particular proposal depends on the vote required to approve that proposal, as described in the “Vote Required” section below.

“Broker non-votes” are shares present by proxy at the Annual Meeting and held by brokers or nominees as to which (i) instructions to vote have not been received from the beneficial owners and (ii) the broker or nominee does not have discretionary voting power on a particular matter. If you are a beneficial owner of shares held in “street name” and you do not provide voting instructions to your broker, your shares may be voted on any matter your broker has discretionary authority to vote. Under the rules that govern brokers who are voting with respect to shares held in “street name,” brokers generally have discretionary authority to vote on “routine” matters, but not on “non-routine” matters. The ratification of the appointment of an independent registered public accounting firm (the “independent auditor”) (Proposal 4) is considered a routine matter. Non-routine matters include the election of directors (Proposal 1), approval of the IAI 2016 Stock Incentive Plan (Proposal 2), and executive compensation (Proposal 3). We encourage you to provide instructions to your broker or other nominee regarding voting your shares. On any matter for which your broker or other nominee does not vote on your behalf, the shares will be treated as “broker non-votes”.

Information Analysis Incorporated	2016 Proxy Statement

Broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business at the Annual Meeting, but broker non-votes will not be counted for purposes of determining the number of shares present in person or by proxy at the Annual Meeting with respect to a particular proposal on which the broker has expressly not voted.

Board Voting Recommendations

Our Board recommends that you vote your shares FOR the election of each of the six director nominees listed in Proposal 1 below; FOR the approval of the IAI 2016 Stock Incentive Plan (proposal 2), FOR the approval, on an advisory basis, of the Company’s executive compensation for Named Executive Officers (Proposal 3); and FOR the ratification of CohnReznick LLP as our independent registered public accountants for the fiscal year ending December 31, 2016 (Proposal 4).

Vote Required

Election of a director (Proposal 1) requires the affirmative vote of the holders of a plurality of the shares present in person or represented by proxy at a meeting at which a quorum is present, with each shareholder getting one vote per share for each person proposed for election. The six persons receiving the greatest number of votes at the Annual Meeting shall be elected as directors. Since only affirmative votes count for this purpose, abstentions and broker non-votes will not affect the outcome of the voting on this proposal.

Approval of the IAI 2016 Stock Incentive Plan (Proposal 2) requires the affirmative votes of the holders of a majority of the shares present in person or represented by proxy at a meeting at which a quorum is present. The votes "FOR" this proposal must exceed the votes "AGAINST" this proposal for the shares voted on this proposal.  Abstentions and broker non-votes will have no affect on the outcome of the voting on this proposal.

Although the vote for Proposals 3 is non-binding, the Board and the Compensation Committee will review the voting results. To the extent there is any significant negative vote, we would consult directly with shareholders to better understand the concerns that influenced the vote. The Board and the Compensation Committee would consider constructive feedback obtained through this process in making future decisions about executive compensation programs.

With respect to Proposal 4, the ratification of the appointment of our independent registered public accounting firm (the “independent auditor”) for the fiscal year ending December 31, 2016, a shareholder may mark the accompanying form of proxy card to (i) vote for the matter, (ii) vote against the matter, or (iii) abstain from voting on the matter. Because only a majority of shares actually voting is required to approve Proposal 4, abstentions and broker non-votes will have no effect on the outcome of the voting on any of these proposals.

The inspector of election appointed for the Annual Meeting will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

Voting Results

We will announce the preliminary voting results at the conclusion of the Annual Meeting. The final voting results will be tallied by the inspector of election and published in a Current Report on Form 8-K to be filed with the Securities and Exchange Commission within four (4) business days following the Annual Meeting.

Our Board encourages shareholders to attend the Annual Meeting. Whether or not you plan to attend, you are urged to submit your proxy. Prompt response will greatly facilitate arrangements for the meeting and your cooperation will be appreciated. Shareholders who attend the Annual Meeting may vote their stock personally even though they have sent in their proxies.

Information Analysis Incorporated	2016 Proxy Statement

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of our common stock held as of April 6, 2016 by each person who is known by us based on Schedule 13G, Schedule 13D, and Section 16(a) filings to beneficially own more than 5% of the outstanding shares of our common stock, and as of April 6, 2016 by (1) each current director and nominee for director; (2) each of the named executive officers listed in the Summary Compensation Table included elsewhere in this proxy statement; and (3) by all current directors and executive officers as a group:

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
TITLE OF CLASS: INFORMATION ANALYSIS INCORPORATED COMMON STOCK

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	Percent Of Class
Joseph P. Daly 497 Circle Freeway Cincinnati, OH 45246	1,600,000	14.3
Traditions LP 924 Ridge Drive McLean, VA 22101	1,000,000	8.9
Estate of Barry T. Brooks(2) 3843 Jamestown Road Springfield, OH 45502	735,043	6.6

SECURITY OWNERSHIP OF MANAGEMENT
TITLE OF CLASS: INFORMATION ANALYSIS INCORPORATED COMMON STOCK

Name of Beneficial Owner (3)	Amount and Nature of Beneficial Ownership		Percent Of Class
Sandor Rosenberg, Chairman, CEO, and Director	1,832,800		16.4
Richard S. DeRose, Executive Vice President	500,345	(4)	4.4
Stanley A. Reese, Senior Vice President	367,000	(5)	3.2
Mark T. Krial, Director	-		-
Charles A. May, Jr., Director	60,000	(6)	*
William H. Pickle, Director	10,000	(7)	*
Bonnie K. Wachtel, Director	188,800	(6)	1.7
James D. Wester, Director	164,947	(6)	1.5

All directors and executive officers as a group	3,123,892	(8)	26.2

(1)	All shares beneficially owned are held outright by the individuals listed, except for 1,150,000 shares of common stock owned by EssigPR Inc. that are reported under Joseph P. Daly.
(2)	Current ownership status of the shares of Barry T. Brooks is unknown following his death in 2014. There has been no subsequent Schedule 13G or 13D reporting.
(3)	The address of all management beneficial holders is in care of the Company, except Ms. Wachtel, whose address of record is 1101 14th St. NW, Washington, DC 20001.
(4)	Includes 285,000 shares issuable upon the exercise of options to purchase common stock.
(5)	Includes 345,000 shares issuable upon the exercise of options to purchase common stock.
(6)	Includes 20,000 shares issuable upon the exercise of options to purchase common stock.
(7)	Includes 10,000 shares issuable upon the exercise of options to purchase common stock.
(8)	Includes 700,000 shares issuable upon the exercise of options to purchase common stock.
*  Less than 1% ownership of class.

Information Analysis Incorporated	2016 Proxy Statement

MANAGEMENT

The Board of Directors

Our Bylaws provide that our business is to be managed by or under the direction of our Board of Directors.  All Directors are elected at each annual meeting of shareholders to serve until the next annual meeting of shareholders and until their successors have been elected and qualified.  Our Board of Directors currently consists of six (6) members.

Our Board of Directors voted to nominate Mark T. Krial, Charles A. May, Jr., William H. Pickle, Sandor Rosenberg, Bonnie K. Wachtel and James D. Wester for election at the annual meeting to serve until the 2016 Annual Meeting of Shareholders, and until their respective successors have been elected and qualified.

Set forth below are the names of the persons nominated as directors, their ages, their offices in the Company, if any, their principal occupations or employment for the past five (5) years, the length of their tenure as directors and the names of other public companies in which such persons hold directorships.

Name of Nominee	Age	Director Since	Position with the Company
Mark T. Krial	58	2016	Director
Charles A. May, Jr.	78	1997	Director
Sandor Rosenberg	69	1979	Chairman of the Board, Chief Executive Officer and President
William H. Pickle	66	2015	Director
Bonnie K. Wachtel	60	1992	Director
James D. Wester	77	1985	Director

Mark T. Krial, 58, has been serving as president of Marathon TS, Inc., an information technology and professional services company which serves the federal government and commercial markets, since 2009.  Prior to that, he served as president of Cornell Technical Services, an information technology firm, for 15 years.  He holds a B.S. degree from Oklahoma A&M State University.  He was appointed to the Company’s Board of Directors as an additional director effective April 4, 2016, by unanimous consent of the existing directors.

Mr. Krial offers over 25 years of comprehensive achievements within information technology-based and computer-based disciplines.  He has developed performance-based low cost solutions through aggressive negotiations with new and existing suppliers, and he is recognized for the ability to incorporate innovative management techniques that result in enhanced business practices, increased productivity, and profits. He has proven success in sales, marketing, and business development, and strategic planning capabilities.

Charles A. May, Jr., 78, is a consultant focusing on national security and strategic business planning issues.  In 1992, he retired as a Lt. General from the Air Force where he last served as Assistant Vice Chief of Staff, Headquarters US Air Force, Washington, D.C.  He is a graduate of the U.S. Air Force Academy, where he once served as an Associate Professor of Political Science.  General May has also graduated from the NATO Defense College, has a Master’s degree in International Relations from Columbia University, and has completed the course work toward a Ph.D., and has completed the University of Pittsburgh’s Management Program for Executives.

General May has extensive  experience relating to strategic planning, the government as a customer, assessment of trends in national security, accountability, and stability to our Board.

William H. Pickle, 66, is a government affairs/business development consultant with over 30 years of experience at senior levels within the federal government.   He was appointed to the Company’s Board of Directors as an additional director effective January 2, 2015, by unanimous consent of the existing directors.

Most recently, Mr. Pickle served as the 37th Sergeant at Arms (SAA) of the United States Senate. Mr. Pickle was nominated for this senior position by Senate Majority Leader Bill Frist and elected by the Senate in March, 2003. He was re-elected in January, 2005. In this position, Mr. Pickle served as the Senate's Chief Operating Officer, Chief of Protocol, Chief of Security; and managed over 950 Senate employees and an annual budget exceeding $200 million. As SAA, Mr. Pickle worked closely with Senators, Committees and senior Senate staff on a daily basis. In addition, as the SAA, he served as Chairman of the U.S. Capitol Police Board with direct oversight for a 2200 person police department with a budget of $300 million.

Information Analysis Incorporated	2016 Proxy Statement

Prior to his Senate service, Mr. Pickle served in several Senior Executive Service (SES) positions within the Executive Branch. He was the first SES Director of the Transportation Security Administration where he assisted in the formation of the agency and the federalizing of the Denver International Airport in 2002. Prior to this position, he served as the Deputy Inspector General of the Department of Labor responsible for communications, evaluations, and legislative affairs.

The bulk of Mr. Pickle's career was spent with the United States Secret Service where he rose steadily through the ranks from Special Agent to Senior Executive. Mr. Pickle's strong legislative background was enhanced by his appointment as Executive Assistant Director responsible for the Congressional and Legislative Affairs program of the Secret Service. Mr. Pickle served in this position from 1991 to 1998. Mr. Pickle was responsible for numerous pieces of legislation that provided new authority and significant increases in appropriations to the Secret Service.

Mr. Pickle is a highly decorated Vietnam Veteran who served with the 1st Cavalry Division in 1968-69. Among his awards are the Bronze Star, Purple Heart, 7 Air Medals (2 for valor), 3 Army Commendation Medals, Vietnamese Cross of Gallantry, and the Combat Infantry Badge.

Mr. Pickle formerly served on the President's Medal of Valor Award Committee and currently serves on numerous University and Corporate Boards.  He is a former member of the 2004 Presidential Election Advisory Committee.

Sandor Rosenberg, 69, is the founder of the Company and has been Chairman of the Board and Chief Executive Officer of the Company since 1979, and President since 1998.  Mr. Rosenberg holds a B.S. degree in Aerospace Engineering from Rensselaer Polytechnic Institute, and has done graduate studies in Operations Research at George Washington University.

Mr. Rosenberg is IAI’s largest shareholder, and its founder.

Bonnie K. Wachtel, 60, is a principal of Wachtel & Co., Inc., a boutique investment firm based in Washington, D.C.  Ms. Wachtel has been a director of several local companies since joining her firm in 1984, and currently serves on the Board of VSE Corporation, a provider of engineering services to federal government clients, and ExOne Co., a global provider of 3D printing machines, products, and services to industrial clients. She is a former director of Integral Systems Inc., a provider of satellite related software.   Ms Wachtel holds B.A. and M.B.A. degrees from the University of Chicago and a J.D. from the University of Virginia. She is a Certified Financial Analyst.

Ms. Wachtel is a trusted resource in regard to business strategy, public markets, merger and acquisition opportunities, corporate governance, regulatory compliance, and risk management.  Given her background and occupation, she is qualified to be the audit committee’s financial expert.

James D. Wester, 77, was president of Results, Inc., a computer services marketing consulting firm, for more than 15 years.  Mr. Wester holds a B.M.E. degree from Auburn University and an M.B.A. from George Washington University.

Mr. Wester has a wealth of experience and knowledge as an entrepreneur and as a successful businessman. Mr. Wester has been a trusted advisor to the Company for over thirty years.

Information Analysis Incorporated	2016 Proxy Statement

Independence

Our Board has determined that the following members of the Board qualify as independent under the definition promulgated by the NASDAQ Stock Market:

Mark T. Krial
Charles A. May, Jr.
William H. Pickle
Bonnie K. Wachtel
James D. Wester

There are no family relationships between any directors or executive officers of the Company.

Board Leadership Structure

IAI does not have a policy on whether the offices of Chairman of the Board and Chief Executive Officer (“CEO”) should be separate.  Currently, Sandor Rosenberg serves as Chairman and CEO, which the Board believes best serves the interest of the Company and its shareholders at this time.  Although the Board does not have a “lead” independent director, two of the Board’s committees – Audit and Compensation – are led by independent directors.

Board Role in Risk Oversight

Our Board receives regular communication from our management regarding areas of significant risk to us, including operational, strategic, legal and regulatory, and financial risks. Certain risks that are under the purview of a particular Committee are monitored by that Committee, which then reports to the full Board as appropriate.

Committees of the Board of Directors and Meetings

Meeting Attendance.  During the fiscal year ended December 31, 2015 there was one meeting of our Board of Directors.  All directors attended the meeting of the Board and of committees of the Board on which he or she served during fiscal 2015.  The Board undertook additional actions via unanimous consent.  The Board has adopted a policy under which each member of the Board is strongly encouraged to attend each annual meeting of our shareholders.  Sandor Rosenberg, Chairman of the Board, attended the 2015 annual meeting of our shareholders.

Audit Committee.  Our Audit Committee met one time during 2015.  This committee currently has two members, Bonnie K. Wachtel (Chairman) and Charles A. May, Jr.  Our Audit Committee has the authority to retain and terminate the services of our independent registered public accountants, reviews annual financial statements, considers matters relating to accounting policy and internal controls and reviews the scope of annual audits.  All members of the Audit Committee satisfy the current independence standards promulgated by the SEC and by the NASDAQ Stock Market; as such standards apply specifically to members of audit committees. The Board has determined that Ms. Wachtel is our “audit committee financial expert,” as the SEC has defined that term in Item 407 of Regulation S-K. Please also see the report of the Audit Committee set forth elsewhere in this proxy statement.  The current audit committee charter is available for viewing on our Web site at www.infoa.com on the Investors page under the Investor Relations heading.

Compensation Committee.  Our Compensation Committee met one time during 2015.  This committee currently has two members, Ms. Wachtel (Chairman) and Mr. May.  This committee does not operate under a charter. Our Compensation Committee reviews, approves and makes recommendations regarding our compensation policies, practices and procedures to ensure that legal and fiduciary responsibilities of the Board of Directors are carried out and that such policies, practices and procedures contribute to our success.  The Compensation Committee has the authority and responsibility for determining and recommending the compensation of our Executive Officers and Directors to the Board of Directors, and shall conduct its decision-making process with respect to that issue without the executive officers present. The Compensation Committee may consider the recommendations of executive officers when determining executive compensation.  Our committee has not engaged paid compensation consultants to provide advice or recommendations in the last fiscal year. All members of the Compensation Committee qualify as independent under the definition promulgated by the NASDAQ Stock Market.

Information Analysis Incorporated	2016 Proxy Statement

Nominating Committee.  Our Board of Directors does not have a separate Nominating Committee.  Since our Board consists of only six directors, we feel it is small enough to carry out the Nominating Committee functions as a Board.  These functions include making determinations as to the size and composition of the Board and its committees and to evaluate and make recommendations as to potential candidates.  All members of the Board qualify as independent under the definition promulgated by the NASDAQ Stock Market except for Mr. Rosenberg. The Board may consider candidates recommended by shareholders as well as from other sources such as directors or officers, third party search firms or other appropriate sources. For all potential candidates, the Board may consider all factors it deems relevant, such as a candidate’s personal integrity and sound judgment, business and professional skills and experience, independence, knowledge of the industry in which we operate, possible conflicts of interest, diversity, the extent to which the candidate would fill a present need on the Board, and concern for the long-term interests of the shareholders. In general, persons recommended by shareholders will be considered on the same basis as candidates from other sources. If a shareholder wishes to nominate a candidate to be considered for election as a director at the 2016 Annual Meeting of Shareholders, it must follow the procedures described in “Shareholder Proposals and Nominations for Director.”

Shareholder Communications to the Board

Generally, shareholders who have questions or concerns should contact our Investor Relations department at (703) 383-3000. However, any shareholders who wish to address questions regarding our business directly with the Board of Directors, or any individual director, should direct his or her questions in writing to:

Board of Directors of Information Analysis Incorporated
ATTN:  (Chairman of the Board/Board member name)
11240 Waples Mill Road, Suite 201
Fairfax, Virginia  22030

Shareholder communications addressed to the Board, but not addressed to a specific Board member, will be relayed to the Chairman of the Board, and from there will be distributed to the Chairperson of the committee that oversees the subject matter of the communication.

Compensation of Directors

The Company pays each non-employee director an annual fee of $2,000 to serve on the Board, payable quarterly.  Expenses incurred in attending Board of Director meetings and committee meetings may be reimbursed.  The following Table describes all compensation for each director for the year ended December 31, 2015.

Director Compensation
Name (a)	Fees Earned or Paid in Cash ($) (b)	Stock Awards ($) (c)	Option Awards ($) (d)	Non-equity incentive plan compensation ($) (e)	Nonqualified deferred compensation ($) (f)	All Other Compensation ($) (g)	Total ($) (h)
Charles A. May, Jr.	2,000	-	-	-	-	-	2,000
William H. Pickle	2,000	-	1,600	-	-	-	3,600
Bonnie K. Wachtel	2,000	-	-	-	-	-	2,000
James D. Wester	2,000	-	-	-	-	-	2,000

Information Analysis Incorporated	2016 Proxy Statement

Executive Officers

The following table sets forth certain information regarding our executive officers who are not also directors.

Name	Age	Position

Richard S. DeRose	77	Executive Vice President, Secretary, and Chief Financial Officer

Stanley A. Reese	59	Senior Vice President and Chief Operating Officer

Richard S. DeRose, 77, has been Executive Vice President since 1991.  Prior to that, he served as the President and CEO of DHD Services, Inc., a company he founded, from 1979 until DHD’s acquisition by the Company in 1991.  Prior to DHD, Mr. DeRose held several management positions in the information technology and telecommunications industries at RCA, Burroughs, and MCI.  Mr. DeRose holds a B.S. degree in Science from the US Naval Academy and an M.S. degree in Computer Systems Management from the US Naval Postgraduate School, Monterey.

Stanley A. Reese, 59, joined the Company in 1993.  Mr. Reese has been Senior Vice President since 1997 and Chief Operating Officer since March 1999.  From 1992 to 1993, he served as Vice President, Technical Services at Tomco Systems, Inc.  Prior to Tomco Systems, he served as Senior Program manager at ICF Information Technology, Inc.  Mr. Reese has over 25 years of experience managing and marketing large scale mainframe and PC-based applications.  Mr. Reese holds a B.A. in History from George Mason University.

EXECUTIVE COMPENSATION

The Summary Compensation Table below sets forth individual compensation information for the Chief Executive Officer and the other executive officers serving as executive officers as of December 31, 2015 (collectively “Named Executive Officers”):

SUMMARY COMPENSATION TABLE
Name and principal position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	All Other Compensation1 ($)	Total ($)
Sandor Rosenberg	2015	142,000	--	--	--	21,469	163,469
Chairman of the Board and Chief Executive Officer	2014	142,000	--	--	--	13,929	155,929
Richard S. DeRose	2015	70,000	--	--	--	10,552	80,552
Executive Vice President and Chief Financial Officer	2014	70,000	--	--	--	9,982	79,982
Stanley A. Reese	2015	140,000	--	--	--	16,267	156,267
Chief Operating Officer	2014	140,000	--	--	--	23,515	163,515

1References to All Other Compensation include employer matching contributions to each individual’s 401(k) defined contribution account under our company-wide 401(k) Pension and Profit Sharing Plan, routine payouts of excess vacation accruals, and employer payments for long-term care insurance under an executive carve-out.

Each named executive officer is a salaried employee, without any guaranteed incentives.  Bonuses and option awards are at the discretion of the Compensation Committee of the Board of Directors.  Executive officers are eligible to participate in the Information Analysis Incorporated 401(k) Pension and Profit Sharing Plan under the same terms and matching percentages as other salaried employees.  Vacation accruals in excess of defined limits are automatically paid out to all salaried employees annually, and may be paid other times upon request.  Executive officers receive a perquisite benefit of no-cash-value long-term care insurance paid by the Company.

Information Analysis Incorporated	2016 Proxy Statement

The following table sets forth the outstanding equity awards for the named executive officers of the Company as of December 31, 2015:

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
OPTION AWARDS

Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)	Option Exercise Price ($) (e)	Option Expiration Date (f)
Richard S. DeRose	90,000		0.52	06/23/2016
Richard S. DeRose	50,000		0.40	04/20/2017
Richard S. DeRose	20,000		0.17	01/28/2020
Richard S. DeRose	50,000		0.20	11/01/2020
Richard S. DeRose	25,000		0.16	02/12/2023
Richard S. DeRose	50,000		0.145	10/07/2023
Stanley A. Reese	100,000		0.40	04/20/2017
Stanley A. Reese	25,000		0.28	05/05/2018
Stanley A. Reese	20,000		0.17	01/28/2020
Stanley A. Reese	50,000		0.15	03/20/2022
Stanley A. Reese	100,000		0.16	02/12/2023
Stanley A. Reese	50,000		0.145	10/07/2023

The Company has no outstanding stock awards to any named executive officer.

Equity Compensation Plan Information

The following table contains information regarding securities authorized and available for issuance under our equity compensation plans for certain employees, directors, and consultants, as of April 6, 2016.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights	Weighted average exercise price of outstanding options, warrants, and rights	Number of securities remaining available for future issuance
Equity compensation plans approved by security holders	1,235,000	$0.24	730,000
Equity compensation plans not approved by security holders	--	--	--
Total	1,235,000	$0.24	730,000

1 The Company has a stock incentive plan, which became effective May 18, 2006, and expires April 12, 2016 (the “2006 Plan”). The 2006 Plan provides for the granting of equity awards to employees and directors. The maximum number of shares for which equity awards may be granted under the 2006 Plan is 1,950,000. Options under the 2006 Plan expire no later than ten years from the date of grant or 90 days after employment ceases, whichever comes first, and vest over periods determined by the Board of Directors.
2The Company had a stock option plan, which became effective June 25, 1996, and expired May 29, 2006 (the “1996 Plan”). The 1996 Plan provided for the granting of stock options to employees and directors. The maximum number of shares for which options could be granted under the 1996 Plan was 3,075,000. Options expire no later than ten years from the date of grant or 90 days after employment ceases, whichever comes first, and vest over periods determined by the Board of Directors. The last outstanding options issued under the 1996 Plan expire on 05/18/2016.

Information Analysis Incorporated	2016 Proxy Statement

Employment Contracts, Termination of Employment and Change-in-Control Arrangements

On June 18, 1997, the Company agreed in writing to provide to Richard S. DeRose, Executive Vice President, Chief Financial Officer, and Secretary, twelve months severance pay of his full-time base salary, payable in normal payroll increments, in the event of the termination of his employment other than for cause.  In the event of a change of control or the sale or transfer of substantially all of the Company’s assets, the Company agreed that in the event of Mr. DeRose’s termination, substantial reduction of duties, or requirement to be based at a location outside of a 30-mile radius of Fairfax, Virginia, he will receive a twelve month severance payment of base salary, payable in lump sum or monthly, at the Company’s discretion.  Had the event of termination or change-in-control occurred on December 31, 2015, Mr. DeRose’s compensation under the agreement would have been $130,000.

Retirement Plans

The Company has a Cash or Deferred Arrangement Agreement (CODA), which satisfies the requirements of section 401(k) of the Internal Revenue Code.  This defined contribution retirement plan covers substantially all employees.  Participants can elect to have up to the maximum percentage allowable of their salaries reduced and contributed to the plan.  The Company may make matching contributions equal to a discretionary percentage of the participants’ elective deferrals.  In 2015, the Company matched 25% of the first 6% of the participants’ elective deferrals.  The Company may also make additional contributions to all eligible employees at its discretion.  The Company did not make additional contributions during 2015.

Changes in Registrant’s Certifying Accountant.

None.

Changes In and Disagreements With Accountants on Accounting and Financial Disclosure

There have been no changes in or disagreements with our independent registered public accountants on accounting and financial disclosure.

TRANSACTIONS WITH RELATED PERSONS

A "Related Party Transaction" is any transaction directly or indirectly involving any related party that would need to be disclosed under Item 404(a) of Regulation S-K. Under Item 404(a).  The Company has determined as a policy that any Related Party Transaction requires the approval by the Board of Directors.

In the year ended December 31, 2015, the Company engaged in the following related party transactions subject to reporting herein:

The Company’s Director of Human Resources is the spouse of the Senior Vice President and Chief Operating Officer of the Company, Stanley A. Reese. During the years ended December 31, 2015 and 2014, she earned $124,647 and $112,950, respectively, as an employee of the Company.  She has been an employee of the Company since 2005.

During the years ended December 31, 2015 and 2014, the Company paid a business development consultant, Arthur Rosenberg, who is the brother of Sandor Rosenberg, Chairman of the Board, Chief Executive Officer, and President of the Company, $52,105 and $53,593, respectively, in cash compensation. To engage Arthur Rosenberg to fill a newly required role as it relates to certain U.S. federal government contracts, he was hired as a full-time employee of the Company at a salary of $70,000 effective April 1, 2016, with approval of the Company’s board of directors.  In addition, the board of directors authorized granting him options to purchase 20,000 shares of common stock, which will vest over periods of one to two years.

Information Analysis Incorporated	2016 Proxy Statement

REPORT OF AUDIT COMMITTEE

The Audit Committee of the Board of Directors, which consists entirely of directors who meet the independence and experience requirements of the NASDAQ stock market, has furnished the following report:

The Audit Committee assists the Board in overseeing and monitoring the integrity of our financial reporting process, compliance with legal and regulatory requirements and the quality of internal and external audit processes. This committee’s role and responsibilities are set forth in our charter adopted by the Board.  This committee reviews and reassesses our charter annually and recommends any changes to the Board for approval.  The Audit Committee is responsible for overseeing our overall financial reporting process, and for the appointment, compensation, retention, and oversight of the work of CohnReznick LLP  In fulfilling its responsibilities for the financial statements for fiscal year December 31, 2015, the Audit Committee took the following actions:

● Reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2015, with management and CohnReznick LLP, our independent auditors;

● Discussed with CohnReznick LLP the matters required to be discussed by the statement on Auditing Standards No. 61, as amended, relating to the conduct of the audit; and

● Received written disclosures and the letter from CohnReznick LLP, regarding its independence as required by Independence Standards Board Standard No. 1.  The Audit Committee further discussed with CohnReznick LLP, their independence. The Audit Committee also considered the status of pending litigation, taxation matters and other areas of oversight relating to the financial reporting and audit process that the committee determined appropriate.

Based on the Audit Committee’s review of the audited financial statements and discussions with management and CohnReznick LLP, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2015, for filing with the SEC.

Members of the Information Analysis Incorporated Audit Committee
Bonnie K. Wachtel
Charles A. May, Jr.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) (“Section 16(a)”) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires executive officers and Directors and persons who beneficially own more than ten percent (10%) of the Company’s common stock to file initial reports of ownership and reports of changes in ownership with the SEC and any national securities exchange on which the Company’s securities are registered.  Executive officers, Directors and greater than ten percent (10%) beneficial owners are required by the SEC’s regulations to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on a review of the copies of such forms furnished to the Company, there were no officers, Directors and 10% beneficial owners who failed to file on a timely basis the forms required under Section 16(a) of the Exchange Act.

Information Analysis Incorporated	2016 Proxy Statement

PROPOSAL 1

ELECTION OF DIRECTORS

The Board of Directors nominated Mark T. Krial, Charles A. May, Jr., William H. Pickle, Sandor Rosenberg, Bonnie K. Wachtel and James D. Wester for election at the Annual Meeting.  If they are elected, they will serve on our Board of Directors until the 2016 Annual Meeting of Shareholders and until their respective successors have been elected and qualified.

Unless authority to vote for any of these nominees is withheld, the shares represented by the enclosed proxy will be voted FOR the election as directors of Mark T. Krial, Charles A. May, Jr., William H. Pickle, Sandor Rosenberg, Bonnie K. Wachtel and James D. Wester.  In the event that any nominee becomes unable or unwilling to serve, the shares represented by the enclosed proxy will be voted for the election of such other person as the Board of Directors may recommend in his/her place.  We have no reason to believe that any nominee will be unable or unwilling to serve as a director.

All nominees are currently Directors of the Company and have served continuously since the dates of their elections or appointments as shown on page 5.

A plurality of the shares voted affirmatively or negatively at the Meeting is required to elect each nominee as a director.

The Board Of Directors Recommends The Election Of Mark T. Krial, Charles A. May, Jr., William H. Pickle, Sandor Rosenberg, Bonnie K. Wachtel and James D. Wester As Directors, And Proxies Solicited By The Board Will Be Voted In Favor Thereof Unless A Shareholder Has Indicated Otherwise On The Proxy.

Information Analysis Incorporated	2016 Proxy Statement

PROPOSAL 2

APPROVAL OF THE IAI 2016 STOCK INCENTIVE PLAN

On April 4, 2016, the Board of Directors adopted the Information Analysis Incorporated. 2016 Stock Incentive Plan (the "2016 Plan") subject to approval by the Company’s shareholders.  The Plan was adopted to provide for the grant of equity based, long-term incentives to attract and retain key employees, officers, directors and other third parties who provide personal services of substantial benefit or value to the Company.  The maximum number of shares of common stock that may be issued pursuant to the Plan is 1,000,000 shares.  The following review of certain provisions of the Plan is not, nor is it intended to be an exhaustive description of the Plan. A copy of the Plan is attached hereto as Exhibit "A" and is incorporated by reference. Shareholders are encouraged to review the Plan in its entirety.

General

Equity awards are an important and critical element of compensation in the technology industries without which we will have difficulty retaining and recruiting valuable employees.  Our 2006 Plan expires on April 12, 2016.  Without approval of the 2016 Plan, we will not have any shares available for equity awards to grant to current and future employees, including employees of recently acquired or to be acquired entities.

Participation

The intent of the Plan is to provide the Company with a means of attracting and retaining the services of highly motivated and qualified key personnel.  Accordingly, the Plan is limited to the Company’s employees, executive officers, directors, independent advisors and consultants.  If the Company’s shareholders do not approve the 2016 Plan as proposed, no awards will be made pursuant to the Plan.

The Company’s proposed Stock Incentive Plan is limited to two classes of individuals: (a) Company employees and employee directors (“Employees”) and (b) non-employee directors, consultants and advisors (“Selected Persons”). The number of Employees and Selected persons that are potentially eligible for participation in the Plan at April 6, 2016, are approximately twenty-seven (27) and thirteen (13), respectively.

Principal Features of the Plan

The Plan permits the Company to grant incentive (statutory) stock options and non-statutory stock options (“Options”) and restricted common stock (“Restricted Stock”).  Its purpose is to promote the Company’s interests and the interests of the shareholders by motivating key employees to work towards achieving the Company’s long-range goals and by attracting and retaining exceptional employees, directors, independent advisors and consultants.  By motivating these persons to share in the Company’s long-term growth, their interests are more closely aligned with those of the shareholders.

Administration

The Plan will be administered by the Company’s Board of Directors or by a committee appointed by the Board (the “Committee”).  The term “Board” as used in this section refers to the Board of Directors or if the Board has delegated authority, the Committee. The Company intends that the Plan conform in all respects with the requirements of Rule 16b-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended.  To the extent that any aspect of the Plan or its administration shall at any time be viewed as inconsistent with the requirements of Rule 16b-3 or, such aspect shall be deemed to be modified, deleted or otherwise changed as necessary to ensure continued compliance with such provision.

Duties of Board

In accordance with the provisions of the Plan, the Board shall (i) select those eligible persons to whom Restricted Stock or Options shall be granted (“Optionees”); (ii) determine the time or times at which each Option shall be granted, whether an Option is an Incentive Stock Option (“ISO”) or a Non-statutory Stock Option (“NSO”) and the number of shares to be subject to each Option; and (iii) fix the time and manner in which the Option may be exercised, the Option exercise price, and the Option period - all subject to the limitations and guidelines of the Plan.

Information Analysis Incorporated	2016 Proxy Statement

The Board shall determine the form of option agreement to evidence the terms and conditions of each Option.  The Board, from time to time, may adopt such rules and regulations for carrying out the purposes of the Plan as it may deem proper and in the best interests of the Company.  The Board shall keep minutes of its meetings and records of its actions.  A majority of the members of the Board shall constitute a quorum for the transaction of any business by the Board.  The Board may act at any time by an affirmative vote of a majority of those members voting.  Such vote may be taken at a meeting (which may be conducted in person or by any telecommunication medium) or by written consent of the Board or Committee members without a meeting. The Board shall resolve all questions arising under the Plan and option agreements entered into pursuant to the Plan.  Each determination, interpretation, or other action made or taken by the Board shall be final and conclusive and binding.

Stock Options

A stock option award grants to the Optionee the right to buy a specified number of shares of the Company’s common stock at a fixed price, subject to such terms and conditions as the Board may determine.

Exercise Price

The Board determines the exercise price of all options at the time of grant, but the exercise price of any ISO may not be less than 100% of the fair market value of the underlying stock on the date of the grant (110% for any grantee who owns stock possessing more than 10% of the voting power of the Company's common stock).

Payment

Each Option may be exercised in whole, at any time, or in part, from time to time, within the period for exercise set forth in the related option agreement.  Optionees are not required to pay cash in return for the grant of an option (except as may be required by law).  However, consideration equal to the exercise price must be paid to exercise an option.  At the discretion of the Board, Options may be exercised by payment of the exercise price either in cash, certified check, by tendering of shares of the Company’s common stock having a fair market value equal to the exercise price, or other such consideration as the Board deems appropriate.

Transferability

An Option shall be exercisable only by the Optionee, or other legal representative(s) during the Optionee’s lifetime, or in the event of death, by the Optionee’s guardian(s) or conservator(s).  No Option may be transferred by the Optionee, either voluntarily or involuntarily, except by will of the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Plan.

Restricted Stock

The Board may grant Restricted Stock awards that result in shares of common stock being issued to a participant subject to restrictions against disposition during a restricted period established by the Board. The Board may condition the grant of Restricted Stock upon the attainment of specified performance goals or service requirements. The provisions of Restricted Stock awards need not be the same with respect to each recipient. The Company will hold the Restricted Stock in custody until the restrictions thereon have lapsed. During the period of the restrictions, a participant has the right to vote the shares of restricted stock and to receive dividends and distributions unless the Board requires such dividends and distributions to be held by the Company subject to the same restrictions as the Restricted Stock.  If a participant terminates employment or service during the period of the restrictions, all shares still subject to restrictions will be forfeited and returned to the Company, subject to the right of the Board to waive such restrictions in the event of a participant's death, total disability, retirement or under special circumstances approved by the Board.

Vesting and Expiration

The Board has the authority to determine the vesting and expiration of the stock option grants and vesting of Restricted Stock awards.  However, in the event of a participant’s death, all unexercised Options may be exercised by the Optionee’s legal guardian(s), conservator(s), or other legal representative(s) within twelve months after the Optionee’s death or before the expiration of the option, whichever shall first occur.  In the event of a termination of employment, except for events set forth in the Plan, all exercisable options shall terminate.

Information Analysis Incorporated	2016 Proxy Statement

Change of Control

In the event of a reorganization or change in control of the Company such as a merger, consolidation, share exchange or other business combination, the Board has the authority to accelerate the exercisability or termination of any unexercised options, subject to any terms and conditions provided by the reorganization.

Amendment

The Board of Directors may amend, alter or terminate the Plan at any time.  The Company must obtain shareholder approval for any change that would (i) require such approval under any regulatory or tax requirement, (ii) materially impair any option previously granted, (iii) materially increase the number of shares subject to the plan, (iv) materially increase the benefits accruing to Optionees under the plan, or (v) materially modify the requirements as to eligibility to participate in the Plan or the method for determining the option exercise price.

Tax Consequences

The Federal income tax consequences of an Optionee’s participation in the Plan are complex and subject to change.  The following is only a summary of the general rules applicable to the Plan.  The summary is based on current provisions of the Internal Revenue Code and does not cover any state or local tax consequences of participation in the Plan.  Participants in the Plan are advised to consult their own tax advisors as a taxpayer’s particular situation may be such that some variation of the rules described below will apply.

The exercise of a non-statutory option generally results in immediate recognition of ordinary income by the Optionee and a corresponding tax deduction for the Company in the amount by which the fair market value of the shares of common stock purchased, on the date of such exercise, exceeds the aggregate option price. Any appreciation or depreciation in the fair market value of such shares after the date of such exercise will generally result in a capital gain or loss to the Optionee at the time he or she disposes of such shares.

In general, the exercise of an incentive stock option is exempt from income tax (although not from the alternative minimum tax) and does not result in a tax deduction for the Company at any time unless the Optionee disposes of the common stock purchased thereby within two years of the date such incentive stock option was granted or one year of the date of such exercise (known as a "disqualifying disposition"). If these holding period requirements under the Internal Revenue Code are satisfied, and if the Optionee has been an employee of us at all times from the date of grant of the incentive stock option to the day three months before such exercise (or twelve months in the case of termination of employment due to disability), then such Optionee will recognize any gain or loss upon disposition of such shares as capital gain or loss. However, if the Optionee makes a disqualifying disposition of any such shares, he or she will generally be obligated to report as ordinary income for the year in which such disposition occurs the excess, with certain adjustments, of the fair market value of the shares disposed of, on the date the incentive stock option was exercised, over the option price paid for such shares. The Company would be entitled to a tax deduction in the same amount so reported by such Optionee. Any additional gain realized by such Optionee on such a disqualifying disposition of such shares would be capital gain. If the total amount realized in a disqualifying disposition is less than the exercise price of the incentive stock option, the difference would be a capital loss for the Optionee.

The grant of Restricted Stock should not result in immediate income for the participant or in a deduction for the Company for federal income tax purposes, assuming the shares are nontransferable and subject to restrictions which would result in a "substantial risk of forfeiture" as intended by the Company and as defined in applicable Treasury regulations. If the shares are transferable or there are no such restrictions, the participant will realize compensation income upon receipt of the award. Otherwise, a participant generally will realize taxable compensation when any such restrictions lapses. The amount of such income will be the value of the common stock on that date less any amount paid, if any, for the shares. Dividends paid on the common stock and received by the participant during the restricted period also will be taxable compensation income to the participant. In any event, the Company will be entitled to a tax deduction to the extent, and at the time, the participant realizes compensation income. A participant may elect, under Section 83(b) of the Code, to be taxed on the value of the stock at the time of award.  If the election is made, the fair market value of the stock at the time of the award is taxable to the participant as compensation income and the Company is entitled to a corresponding deduction.

Information Analysis Incorporated	2016 Proxy Statement

Benefits to Directors and Executive Officers

Awards under the Plan are made at the Board’s discretion.  Accordingly, future awards under the Plan, particularly to directors and executive officers, are not determinable at this time.

The affirmative vote of a majority of the votes present or represented and entitled to vote at the Meeting is required to approve the increase in the aggregate number of shares of common stock available under the Plan.

The Board Of Directors Recommends Approval Of The Adoption the IAI 2016 Stock Incentive Plan, And Proxies Solicited By The Board Will Be Voted In Favor Of The Amendment Unless A Stockholder Indicates Otherwise On The Proxy.The Company seeks a non-binding advisory vote from shareholders to approve the compensation of the Named Executive Officers, as described in detail under the Executive Compensation of this Proxy Statement.

The Board of Directors recommends a vote “FOR” the approval of the IAI 2016 Incentive Stock Plan.

Information Analysis Incorporated	2016 Proxy Statement

PROPOSAL 3

ADVISORY VOTE TO APPROVE NAMED EXECUTIVE COMPENSATION

The Company seeks a non-binding advisory vote from shareholders to approve the compensation of the Named Executive Officers, as described in detail under the Executive Compensation of this Proxy Statement.

The Company’s Board of Directors and management believe that the most effective executive compensation program is one that is designed to align the interests of executive officers with those of the shareholders and enhance the stability of the Company by rewarding performance above established goals. The Company’s compensation programs are designed to attract and retain high quality executive officers that are critical to long-term success.

This proposal gives you, as a shareholder of the Company, the opportunity to approve, on a non-binding advisory basis, the Company’s overall executive compensation of the Named Executive Officers as disclosed in this Proxy Statement. Accordingly, you may vote on the following resolution:

            “RESOLVED, that the shareholders approve the compensation of Company's Named Executive Officers as disclosed in this proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission (which includes the compensation tables and related discussion).”

The Board of Directors and the Compensation Committee value the opinions of shareholders and will take into account the outcome of the vote when considering future executive compensation arrangements.

The Board of Directors recommends a vote “FOR” the approval, on an advisory basis, of the Company’s executive compensation for Named Executive Officers.

Information Analysis Incorporated	2016 Proxy Statement

PROPOSAL 4

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The Audit Committee has appointed CohnReznick LLP, independent registered public accountants, to audit our financial statements for the fiscal year ending December 31, 2016. The Board proposes that the shareholders ratify this appointment. CohnReznick LLP, audited our financial statements for the fiscal year ended December 31, 2015.  We expect that representatives of CohnReznick LLP, will not be present at the meeting, will therefore be unable to make a statement, and will not be available to respond to appropriate questions.

The following table presents fees for professional audit services rendered by CohnReznick LLP and Reznick Group, P.C., for the audits of the Company's annual financial statements for the years ended December 31, 2015 and 2014, respectively, and fees billed for other services rendered by our principal accountants during those periods.

Fee Category	2015 Fees	2014 Fees
Audit Fees
CohnReznick LLP	$78,750	$71,500
Audit-Related Fees
Direct expenses related to audit	31	--
Tax Fees	4,515	4,520
All Other Fees	--	--
Total Fees and Services	$83,296	$76,020

The Audit Committee directly engages the Independent Registered Public Accountants as it relates to the audit of the Company’s fiscal year and the reviews of its fiscal quarters and the associated fees.  In accordance with its written charter, our Audit Committee pre-approves all audit and permissible non-audit services, including the scope of contemplated services and the related fees, that are to be performed by CohnReznick LLP, our independent registered public accounting firm, subject to the de minimis exceptions described in Section 10A(i)(1)(B) of the Exchange Act, which are approved by the Audit Committee prior to the completion of the audit. The Audit Committee's pre-approval of non-audit services involves consideration of the impact of providing such services on CohnReznick LLP's independence.  All 2015 and 2014 non-audit services were pre-approved by the Audit Committee.

Although shareholder approval of the Board of Directors' selection of CohnReznick LLP is not required by law, the Board of Directors believes that it is advisable to give shareholders an opportunity to ratify this selection.

In the event the shareholders do not ratify the appointment of CohnReznick LLP, as our independent registered public accountants, the Audit Committee will reconsider its appointment.

The affirmative vote of a majority of the shares present or represented and entitled to vote at the Meeting is required to ratify the appointment of the independent registered public accountants.

The Board of Directors recommends a vote “FOR” the ratification of CohnReznick LLP as the independent registered public accountants, and proxies solicited by the Board will be voted in favor of such ratification unless a shareholder indicates otherwise on the proxy.

Information Analysis Incorporated	2016 Proxy Statement

CODE OF CONDUCT AND ETHICS

We have adopted a code of conduct and ethics that applies to all of our employees, including our chief executive officer and chief financial and accounting officers. The text of the code of conduct and ethics is posted on our Web site at www.infoa.com under the Investor Relations section of the Company Profile and will be made available to shareholders without charge, upon request, in writing to the Corporate Secretary at Information Analysis Incorporated, 11240 Waples Mill Road, Suite 201, Fairfax, Virginia 22030. Disclosure regarding any amendments to, or waivers from, provisions of the code of conduct and ethics that apply to our directors, principal executive and financial officers will be included in a Current Report on Form 8-K within four business days following the date of the amendment or waiver.

OTHER MATTERS

The Board of Directors knows of no other business which will be presented to the Annual Meeting.  If any other business is properly brought before the Annual Meeting, proxies in the enclosed form will be voted in accordance with the judgment of the persons voting the proxies.

SHAREHOLDER PROPOSALS AND NOMINATIONS FOR DIRECTOR

To be considered for inclusion in the proxy statement relating to our Annual Meeting of Shareholders to be held in 2016, shareholder proposals must be received no later than December 12, 2016, which is 120 days prior to the anniversary date of the mailing of this proxy statement.  If we do not receive notice of any matter to be considered for presentation at the Annual Meeting, although not included in the proxy statement, by March 15, 2017, management proxies may confer discretionary authority to vote on the matters presented at the Annual Meeting by a shareholder in accordance with Rule 14a-4 under the Securities Exchange Act.  All shareholder proposals should be marked for the attention of Richard S. DeRose, Secretary, Information Analysis Incorporated, 11240 Waples Mill Road, Suite 201, Fairfax, Virginia 22030.

Fairfax, Virginia
April 11, 2016

Our Annual Report on Form 10-K for the fiscal year ended December 31, 2015 (other than exhibits thereto) filed with the SEC, which provides additional information about us, is available on the Internet at www.infoa.com and is available in paper form to beneficial owners of our common stock without charge upon written request to Richard S. DeRose, Secretary, Information Analysis Incorporated, 11240 Waples Mill Road, Suite 201, Fairfax, Virginia 22030.

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by Sandor Rosenberg, President and Chief Executive Officer, and attested to by Richard S. DeRose, Secretary, this 11th day of April, 2016.

INFORMATION ANALYSIS INCORPORATED

By:           /s/ Sandor Rosenberg
Sandor Rosenberg
President and Chief Executive Officer

ATTEST:

/s/ Richard S. DeRose
Richard S. DeRose
Secretary

Information Analysis Incorporated	2016 Proxy Statement

EXHIBIT A

INFORMATION ANALYSIS INCORPORATED

2016 STOCK INCENTIVE PLAN

ARTICLE 1

GENERAL PROVISIONS

1.1 Purpose.

This Stock Incentive Plan (the "Plan") is intended to allow designated officers, employee-directors and employees (all of whom are sometimes collectively referred to herein as "Employees") and certain non-employee directors, independent advisors and consultants (all of whom are sometimes collectively referred to as “Selected Persons”) of Information Analysis, Inc. ("IAI,”) and its Subsidiaries which it may have from time to time (IAI, and such Subsidiaries are referred to herein as the "Company") to receive certain options ("Stock Options") to purchase IAI common stock, $0.01 par value ("Common Stock"), and to receive grants of Common Stock subject to certain restrictions ("Awards").  As used in this Plan, the term "Subsidiary" shall mean each corporation which is a "subsidiary corporation" of IAI, within the meaning of Section 424(f) of the Internal Revenue Code of 1986, as amended (the "Code").

The main purpose of this Plan is to provide Employees and Selected Persons with equity-based compensation incentives to make significant and extraordinary contributions to the long-term performance and growth of the Company, and to attract and retain Employees and Selected Persons of exceptional ability.

1.2 Administration.

The Plan shall be administered by IAI’s Board of Directors (the “Board”) and/or by a duly appointed Compensation Committee (the Committee) having such powers as shall be specified by the Board.  The provisions of IAI’s Charter, By-Laws and of applicable Virginia law shall govern the Board and/or Committee, except as otherwise provided herein or determined by the Board. Any subsequent references to the Board shall also mean the Committee if it has been appointed.

In the case of an appointed Committee, a combination of two or more officers and/or directors of the Company, including individuals who may be both officers and directors of the Company, will administer the Plan within any limitations determined by the Board.  The Committee shall select one of its members as Chairman and shall act by vote of a majority of a quorum, or by unanimous written consent.  A majority of its members shall constitute a quorum. The Committee shall keep records of its meetings and shall make such rules for the conduct of its business as the Board shall deem advisable.

The Board shall have full and complete authority, in its discretion, but subject to the express provisions of the Plan to: (i) approve the Employees and Selected Persons nominated by the management of the Company to be granted Awards or Stock Options; (ii) to determine the number of Awards or Stock Options to be granted to an Employee or Selected Person; (iii) to determine the time or times at which Awards or Stock Options shall be granted; (iv) to establish the terms and conditions upon which Awards or Stock Options may be exercised; (v) to remove or adjust any restrictions and conditions upon Awards or Stock Options; (vi) to specify, at the time of grant, provisions relating to exercisability of Stock Options and (vii) to accelerate or otherwise modify the exercisability of any Stock Options; (viii) and to adopt such rules and regulations and to make all other determinations deemed necessary or desirable for the administration of the Plan.  All interpretations and constructions of the Plan by the Board, and all of its actions hereunder, shall be binding and conclusive on all persons for all purposes.

If the Company is to be consolidated with or acquired by another entity, including by  merger, sale of all or substantially all of the Company’s assets or otherwise, other than a transaction to merely change the state of incorporation (a “Corporate Transaction”), the Board or the board of directors of any entity assuming the obligations of the Company hereunder (the “Successor Board”), shall, as to outstanding Options, either (i) make appropriate provision for the continuation of such Options by substituting on an equitable basis for the Shares then subject to such Options either the consideration payable with respect to the outstanding shares of Common Stock in connection with the Corporate Transaction or securities of any successor or acquiring entity; or (ii) upon written notice to the Participants, provide that all Options must be exercised (either to the extent then exercisable or, at the discretion of the Board or, upon a change of control of the Company, all Options being made fully exercisable for purposes of this Subparagraph), within a specified number of days of the date of such notice, at the end of which period the Options shall terminate; or (iii) terminate all Options subject to  a cash payment equal to the excess, if any,  of the Fair Market Value of the Shares subject to such Options (either to the extent then exercisable or, at the discretion of the Board, all Options being made fully exercisable for purposes of this Subparagraph) over the exercise price thereof.

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The Company hereby agrees to indemnify and hold harmless each Board member and each employee of the Company, and the estate and heirs of such Board member or employee, against all claims, liabilities, expenses, penalties, damages or other pecuniary losses, including legal fees, which such Board member or employee, his or her estate or heirs may suffer as a result of his or her responsibilities, obligations or duties in connection with the Plan, to the extent that insurance, if any, does not cover the payment of such items. No member of the Committee or the Board shall be liable for any action or determination made in good faith with respect to the Plan or any Award or Stock Option granted pursuant to the Plan.

1.3 Eligibility and Participation.

Individuals eligible under the Plan shall be approved by the Board from those Employees and Selected Persons who, in the opinion of the management of the Company, are in positions that enable them to make contributions to the long-term performance and growth of the Company.  In selecting Employees and Selected Persons to whom Stock Options or Awards may be granted, consideration shall be given to such factors including but not limited to employment position, duties and responsibilities, ability, productivity, length of service, morale, interest in the Company and recommendations of supervisors.

The Board will, in its sole discretion, approve the participants in the Plan, provided, however, that each participant must be an Employee or Selected Person of the Company or subsidiary at the time an Option is granted.    Statutory Stock Options (Incentive Stock Options) may be granted only to Employees.  Non-statutory Stock Options (Non-qualified Options) may be granted to any Employee or Selected Person of the Company.  The granting of any Option to any individual shall neither entitle that individual to, nor disqualify him or her from, participation in any other grant of stock options.

1.4	Shares Subject to the Plan.

Subject to adjustment as provided in Section 4.1, the maximum number of shares of Common Stock that may be issued pursuant to the Plan shall be one million (1,000,000) all of which can be granted as Incentive Stock Options. If shares of Common Stock awarded or issued under the Plan are reacquired by the Company due to forfeiture or for any other reason, such shares shall be cancelled and thereafter shall again be available for purposes of the Plan. If a Stock Option expires, terminates or is cancelled for any reason without having been exercised in full, the shares of Common Stock not purchased thereunder shall again be available for purposes of the Plan.

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2.1 Grants of Stock Options.

The Board may grant Stock Options in such amounts, at such times, and to such Employees and Selected Persons nominated by the management of the Company as the Board, in its discretion, may determine.  Stock Options granted under the Plan shall constitute "Incentive Stock Options" within the meaning of Section 422 of the Code, if so designated by the Board on the date of grant.  The Board shall also have the discretion to grant Stock Options, which do not constitute Incentive Stock Options, and any such Stock Options shall be designated Non-statutory stock options by the Board on the date of grant.

The aggregate fair market value (determined as of the time an Incentive Stock Option is granted) of the Common Stock with respect to which incentive stock options are exercisable for the first time by any Employee during any one calendar year (under all plans of the Company and any parent or Subsidiary of the Company) may not exceed the maximum amount permitted under Section 422 of the Code (currently $100,000.00).  Non-statutory stock options shall not be subject to the limitations relating to Incentive Stock Options contained in the preceding sentence.

Each Stock Option shall be evidenced by a written agreement (the "Option Agreement") in a form approved by the Board, which shall be executed on behalf of the Company and by the Employee or Selected Person to whom the Stock Option is granted, and which shall be subject to the terms and conditions of this Plan and such Option Agreement.  In the discretion of the Board, Stock Options may include provisions (which need not be uniform), authorized by the Board in its discretion, that accelerate an Employee's rights to exercise Stock Options following a "Change in Control”, upon termination of such Employee employment by the Company without "Cause" or by the Employee for "Good Reason," as such terms are defined in Section 3.1 hereof.  The holder of a Stock Option shall not be entitled to the privileges of stock ownership as to any shares of Common Stock not actually issued to such holder.

2.2 Purchase Price.

The purchase price (the "Exercise Price") of shares of Common Stock subject to each Stock Option ("Option Shares") shall be fixed by the Board.  In regard to the grant of an Incentive Stock Option, the exercise price shall not be less than one hundred percent (100%) of the Fair Market Value per share of Common Stock on the issuance date.  Notwithstanding the foregoing, the Exercise Price of Option Shares subject to an Incentive Stock Option granted to an Employee who at the time of grant owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any parent or Subsidiary shall be at least equal to 110% of the Fair Market Value of such shares on the date of grant of such Stock Option.  The exercise price for Non-statutory Options shall be determined by the Board and may be less than Fair Market Value.

"Fair Market Value" means, as of any date, the value of Common Stock determined as follows:   (i) If the Common Stock is listed on a national securities exchange or traded in the over-the counter market and sales prices are regularly reported for the Common Stock, its Fair Market Value shall be the closing or last price of the Common Stock on the Composite Tape or other comparable reporting system for the trading day immediately preceding the date of determination; or (ii) If the Common Stock is not traded on a national securities exchange, but is traded on the over-the-counter market, and if sales prices are not regularly reported for the Common Stock for the trading day and if bid and asked prices for the Common Stock are regularly reported, then its Fair Market Value shall be the mean between the bid and the asked price for the Common Stock at the close of trading in the over-the-counter market for the trading day on which Common Stock was traded immediately preceding the date of determination; or (iii) If the Common Stock is neither listed on a national securities exchange nor regularly traded in the over-the-counter market in such volume so as to reasonably establish true marketable value, the Fair Market Value shall be determined in good faith by the Board consistent with past practice.

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2.3 Option Period.

The Stock Option period (the "Term") shall commence on the date of grant of the Stock Option and shall be ten (10) years or such shorter period as is determined by the Board. Notwithstanding the foregoing, the Term of an Incentive Stock Option granted to an Employee or Selected Person who at the time of grant owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any parent or Subsidiary shall not exceed five (5) years.

Each Stock Option shall provide that it is exercisable over its term in such periodic installments as the Board in its sole discretion may determine.  Such provisions need not be uniform. Unless otherwise provided for by the Board in the grant of the Stock Option, any Stock Option granted hereunder shall be exercisable in full immediately upon grant. Notwithstanding the foregoing, but subject to the provisions of Sections 1.2 and 2.1, Stock Options granted to Employees and Selected Persons who are subject to the reporting requirements of Section 16(a) of the Exchange Act ("Section 16 Reporting Persons") shall not be exercisable until at least six months and one day from the date the Stock Option is granted unless the Board adjusts the waiting period as they deem appropriate.  The adjustment of the waiting period is to give the Company an ability to attract and retain qualified individuals.

2.4 Exercise of Options.

Each Stock Option may be exercised in whole or in part (but not as to fractional shares) by delivering it for surrender or endorsement to the Company, attention of the President, at the principal office of the Company, together with payment of the Exercise Price and an executed Notice and Agreement of Exercise in a form prescribed by the following paragraph.  Payment may be made (i) in cash, (ii) by cashier's or certified check, (iii) by surrender of previously owned shares of the Company's Common Stock valued pursuant to Section 2.2 (if the Board authorizes payment in stock in its discretion), or (iv) in the discretion of the Board, by the delivery to the Company of the Optionee's promissory note secured by the Option Shares, bearing interest at a rate sufficient to prevent the imputation of interest under Sections 483 or 1274 of the Code, and having such other terms and conditions as may be satisfactory to the Board.

Exercise of each Stock Option is conditioned upon the agreement of the Employee or Selected Person to the terms and conditions of this Plan and of such Stock Option as evidenced by the Employee's or Selected Person’s execution and delivery of a Notice and Agreement of Exercise in a form to be determined by the Board in its discretion.  Such Notice and Agreement of Exercise shall set forth the agreement of the Employee or Selected Person that:  (a) no Option Shares will be sold or otherwise distributed in violation of the Securities Act of 1933 (the "Securities Act") or any other applicable federal or state securities laws, (b) each Option Share certificate may be imprinted with legends reflecting any applicable federal and state securities law restrictions and conditions, (c) the Company may comply with said securities law restrictions and issue "stop transfer" instructions to its Transfer Agent and Registrar without liability, (d) if the Employee or Selected Person is a Section 16 Reporting Person, said person will furnish to the Company a copy of each Form 4 or Form 5 filed by said Employee or Selected Person and will timely file all reports required under federal securities laws, and (e) the Employee or Selected Person will report all sales of Option Shares to the Company in writing on a form prescribed by the Company.

No Stock Option shall be exercisable unless and until any applicable registration or qualification requirements of federal and state securities laws, and all other legal requirements, have been fully complied with.  The Company will use reasonable efforts to file and maintain the effectiveness of a Registration Statement under the Securities Act for the issuance of Stock Options and shares acquired thereunder, but there may be times when no such Registration Statement will be currently effective.  The Company shall have no obligation to file any Registration Statement, but may do so solely at the discretion of the Board. The exercise of Stock Options may be temporarily suspended without liability to the Company during times when no such Registration Statement is currently effective, or during times when, in the reasonable opinion of the Board, such suspension is necessary to preclude violation of any requirements of applicable law or regulatory bodies having jurisdiction over the Company.  If any Stock Option would expire for any reason except the end of its term during such a suspension, then if exercise of such Stock Option is duly tendered before its expiration, such Stock Option shall be exercisable and exercised (unless the attempted exercise is withdrawn) as of the first day after the end of such suspension.

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2.5 Continuous Employment.

Except as provided in Section 2.7 below, an Employee may not exercise a Stock Option unless from the date of grant to the date of exercise such Employee remains continuously in the employ of the Company.  For purposes of this Section 2.5, the period of continuous employment of an Employee with the Company shall be deemed to include (without extending the term of the Stock Option) any period during which such Employee is on leave of absence with the consent of the Company, provided that such leave of absence shall not exceed three months and that such Employee returns to the employ of the Company at the expiration of such leave of absence.  If such Employee fails to return to the employ of the Company at the expiration of such leave of absence, such Employee's employment with the Company shall be deemed terminated as of the date such leave of absence commenced.  The continuous employment of an Employee with the Company shall also be deemed to include any period during which such Employee is a member of the Armed Forces of the United States, provided that such Employee returns to the employ of the Company within 90 days (or such longer period as may be prescribed by law) from the date such Employee is discharged.  If an Employee does not return to the employ of the Company within 90 days (or such longer period as may be prescribed by law) from the date such Employee is discharged, such Employee's employment with the Company shall be deemed to have terminated as of the date such Employee's military service ended.

2.6 Restrictions on Transfer.

Each Stock Option granted under this Plan shall be transferable only by will or the laws of descent and distribution.  No interest of any Employee or Selected Person under the Plan shall be subject to attachment, execution, garnishment, sequestration, the laws of bankruptcy or any other legal or equitable process.  Each Stock Option granted under this Plan shall be exercisable during an Employee's or Selected Person’s lifetime only by such Employee or Selected Person or by such Employee's or Selected Persons legal representative.

2.7 Termination of Employment.

Upon an Employee's or Selected Persons Retirement, Disability or death, (a) all Stock Options to the extent then presently exercisable shall remain in full force and effect and may be exercised pursuant to the provisions thereof, including expiration at the end of the fixed term thereof, and (b) unless otherwise provided by the Board, all Stock Options to the extent not then presently exercisable by such Employee or Selected Person shall terminate as of the date of such termination of employment or service and shall not be exercisable thereafter.

Upon the termination of the employment of an Employee or Selected Person’s relationship with the Company terminating for any reason other than the reasons set forth above, (a) all Stock Options to the extent then presently exercisable by such Employee or Selected Person shall remain exercisable only for a period of 90 days after the date of such termination of employment or service (except that the 90-day period shall be extended to 12 months if the Employee or Selected Person has  died or become disabled), and may be exercised pursuant to the provisions thereof, including expiration at the end of the fixed term thereof, and (b) unless otherwise provided by the Board, all Stock Options to the extent not then presently exercisable by such Employee or Selected Person shall terminate as of the date of such termination of employment or service and shall not be exercisable thereafter.

For purposes of this Plan:

"Retirement" shall mean an Employee's or Selected Person’s retirement from the employ of the Company on or after the date on which such Employee or Selected Person attains the age of sixty-five (65) years; and

"Disability" shall mean total and permanent incapacity of an Employee or Selected Person, due to physical impairment or legally established mental incompetence, to perform the usual duties of such Employee's or Selected Person’s employment with the Company, which disability shall be determined: (i) on medical evidence by a licensed physician designated by the Board, or (ii) on evidence that the Employee or Selected Person has become entitled to receive primary benefits as a disabled employee under the Social Security Act in effect on the date of such disability.

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ARTICLE 3

PROVISIONS RELATING TO AWARDS

3.1 Grant of Awards.

Subject to the provisions of the Plan, the Board shall have full and complete authority, in its discretion, but subject to the express provisions of this Plan, to (i) grant Awards pursuant to the Plan, (ii) determine the number of shares of Common Stock subject to each Award ("Award Shares"), (iii) determine the terms and conditions (which need not be identical) of each Award, including the consideration (if any) to be paid by the Employee or Selected Person for such Common Stock, which may, in the Board's discretion, consist of the delivery of the Employee's or Selected Person’s promissory note meeting the requirements of Section 2.5, (iv) establish and modify performance criteria for Awards, and (v) make all of the determinations necessary or advisable with respect to Awards under the Plan.

Each award under the Plan shall consist of a grant of shares of Common Stock subject to a restriction period (after which the restrictions shall lapse), which shall be a period commencing on the date the award is granted and ending on such date as the Board shall determine (the "Restriction Period").  The Board may provide for the lapse of restrictions in installments, for acceleration of the lapse of restrictions upon the satisfaction of such performance or other criteria or upon the occurrence of such events as the Board shall determine, and for the early expiration of the Restriction Period upon an Employee's or Selected Person’s death, Disability or Retirement as defined in Section 2.7, or, following a Change of Control, upon termination of an Employee's employment by the Company without "Cause" or by the Employee for "Good Reason," as those terms are defined herein.

3.2 Incentive Agreements.

Each Award granted under the Plan shall be evidenced by a written agreement (an "Incentive Agreement") in a form approved by the Board and executed by the Company and the Employee or Selected Person to whom the Award is granted.  Each Incentive Agreement shall be subject to the terms and conditions of the Plan and other such terms and conditions as the Board may specify, including without limitation, terms that condition the issuance of Common Stock upon the achievement of one or more performance goals.

3.3 Waiver of Restrictions.

The Board may modify or amend any Award under the Plan or waive any restrictions or conditions applicable to such Awards; provided, however, that the Board may not undertake any such modifications, amendments or waivers if the effect thereof materially increases the benefits to any Employee or Selected Person, or adversely affects the rights of any Employee or Selected Person without his or her consent.

3.4 Terms and Conditions of Awards.

a.
Upon receipt of an Award of shares of Common Stock under the Plan, even during the Restriction Period, an Employee or Selected Person shall be the holder of record of the shares and shall have all the rights of a shareholder with respect to such shares, subject to the terms and conditions of the Plan and the Award.

b.
Except as otherwise provided in this Section 3.4, shares of Common Stock received pursuant to the Plan shall not be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of during the Restriction Period applicable to such shares.  Any purported disposition of such Common Stock in violation of this Section 3.4 shall be null and void.

c.
If an Employee's or Selected Persons employment or service with the Company terminates prior to the expiration of the Restriction Period for an Award, subject to any provisions of the Award with respect to the Employee's or Selected Persons death, Disability or Retirement, or Change of Control, all shares of Common Stock subject to the Award shall be immediately forfeited by the Employee or Selected Person and reacquired by the Company, and the Employee or Selected Person shall have no further rights with respect to the Award.  In the discretion of the Board, an Incentive Agreement may provide that, upon the forfeiture by an Employee or Selected Person of Award Shares, the Company shall repay to the Employee or Selected Person the consideration (if any) which the Employee or Selected Person paid for the Award Shares on the grant of the Award.  In the discretion of the Board, an Incentive Agreement may also provide that such repayment shall include an interest factor on such consideration from the date of the grant of the Award to the date of such repayment.

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a.
The Board may require under such terms and conditions as it deems appropriate or desirable that (i) the certificates for Common Stock delivered under the Plan are to be held in custody by the Company or a person or institution designated by the Company until the Restriction Period expires, (ii) such certificates shall bear a legend referring to the restrictions on the Common Stock pursuant to the Plan, and (iii) the Employee or Selected Person shall have delivered to the Company a stock power endorsed in blank relating to the Common Stock.

b.
Shares of Common Stock issued under the Plan may, in the discretion of the Board, be fully and immediately vested upon issuance or may vest in one or more installments over the participant's period of employment or service or upon attainment of specified performance objectives. The Board shall determine the elements of the vesting schedule applicable to any unvested shares of Common Stock issued under the Plan.  The participant shall have full stockholder rights with respect to any shares of Common Stock issued to the participant under the Plan, whether or not the participant's interest in those shares is vested. Accordingly, the participant shall have the right to vote such shares and to receive cash dividends, if any, paid on such shares.

c.
The Board may in its discretion waive the surrender and cancellation of one or more unvested shares of Common Stock, which would otherwise occur upon the cessation of the Participant's Service or the non-attainment of the performance objectives applicable to those shares. Such waiver shall result in the immediate vesting of the participant's interest in the shares of Common Stock as to which the waiver applies. Such waiver may be effected at any time, whether before or after the participant's cessation of employment or service or the attainment or non-attainment of the applicable performance objectives.

ARTICLE 4

MISCELLANEOUS PROVISIONS

4.1 Adjustments Upon Change in Capitalization.

The number and class of shares subject to each outstanding Stock Option, the Exercise Price thereof (but not the total price), the maximum number of Stock Options that may be granted under the Plan, the minimum number of shares as to which a Stock Option may be exercised at any one time, and the number and class of shares subject to each outstanding Award, may be proportionately adjusted in the event of any increase or decrease in the number of the issued shares of Common Stock which results from a stock split or reverse stock split, payment of a stock dividend exceeding a total of 10% for which the record dates occur in any one fiscal year, a recapitalization (other than the conversion of certain convertible securities according to their terms), a combination of shares or other like capital adjustment, or any other increase or decrease in the number of issued Common Stock effected without receipt of consideration by the Company so that:

 (i) upon exercise of the Stock Option, the Employee or Selected Person shall receive the number and class of shares such Employee or Selected Person would have received had such Employee or Selected Person been the holder of the number of shares of Common Stock for which the Stock Option is being exercised upon the date of such change or increase or decrease in the number of issued shares of the Company, and

(ii) upon the lapse of restrictions of the Award Shares, the Employee or Selected Person shall receive the number and class of shares such Employee or Selected Person would have received if the restrictions on the Award Shares had lapsed on the date of such change or increase or decrease in the number of issued shares of the Company.  Notwithstanding the above, the Board may in its discretion, not subject the employee’s stock options and/or awards to any decreases in the in the number of shares issued resulting from stock splits, dividends, recapitalization and/or any other actions of the Company that reduce the number of shares outstanding.  In the event of adjustments that increase the number of shares outstanding, the employee’s stock options and/or awards will be proportionately adjusted.

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Upon a reorganization, merger or consolidation of the Company with one or more corporations as a result of which IAI is not the surviving corporation or in which IAI survives as a wholly-owned subsidiary of another corporation, or upon a sale of all or substantially all of the property of the Company to another corporation, or any dividend or distribution to shareholders of more than 25% of the Company's assets, adequate adjustment or other provisions may be made by the Company or other party to such transaction so that there shall remain and/or be substituted for the Option Shares and Award Shares provided for herein, the shares, securities or assets which would have been issuable or payable in respect of or in exchange for such Option Shares and Award Shares then remaining, as if the Employee or Selected Person had been the owner of such shares as of the applicable date.  Any securities so substituted shall be subject to similar successive adjustments.

The Board may in its discretion, not subject the number of shares allocated to the Plan to any changes in the number of shares issued resulting from stock splits, dividends, recapitalization and/or any other action of the Company that affect the number of shares outstanding.

4.2 Withholding Taxes.

The Company shall have the right at the time of exercise of any Stock Option, the grant of an Award, or the lapse of restrictions on Award Shares, to make adequate provision for any federal, state, local or foreign taxes which it believes are or may be required by law to be withheld with respect to such exercise ("Tax Liability"), to ensure the payment of any such Tax Liability.  The Company may provide for the payment of any Tax Liability by any of the following means or a combination of such means, as determined by the Board in its sole and absolute discretion in the particular case:  (i) by requiring the Employee or Selected Person to tender a cash payment to the Company, (ii) by withholding from the Employee's salary or Selected Person’s payment, (iii) by withholding from the Option Shares which would otherwise be issuable upon exercise of the Stock Option, or from the Award Shares on their grant or date of lapse of restrictions, that number of Option Shares or Award Shares having an aggregate fair market value (determined in the manner prescribed by Section 2.2) as of the date the withholding tax obligation arises in an amount which is equal to the Employee's or Selected Person’s Tax Liability or (iv) by any other method deemed appropriate by the Board. Satisfaction of the Tax Liability of a Section 16 Reporting Person may be made by the method of payment specified in clause (iii) above only if the following two conditions are satisfied:

a.	the withholding of Option Shares or Award Shares and the exercise of the related Stock Option occur at least six months and one day following the date of grant of such Stock Option or Award; and
b.
the withholding of Option Shares or Award Shares is made either (i) pursuant to an irrevocable election ("Withholding Election") made by such Employee or Selected Person at least six months in advance of the withholding of Options Shares or Award Shares, or (ii) on a day within a ten-day "window period" beginning on the third business day following the date of release of the Company's quarterly or annual summary statement of sales and earnings.

Anything herein to the contrary notwithstanding, a Withholding Election may be disapproved by the Board at any time.

4.3 Definitions.

For purposes of this Plan:

"Change of Control" shall be deemed to occur (a) on the date the Company first has actual knowledge that any person (as such term is used in Sections 13(d) and 14(d) (2) of the Exchange Act) has become the beneficial owner (as defined in Rule 13(d)-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 40% or more of the combined voting power of the Company's then outstanding securities, or (b) on the date the shareholders of the Company approve (i) a merger of the Company with or into any other corporation in which the Company is not the surviving corporation or in which the Company survives as a subsidiary of another corporation, (ii) a consolidation of the Company with any other corporation, or (iii) the sale or disposition of all or substantially all of the Company's assets or a plan of complete liquidation.

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"Cause," when used with reference to termination of the employment of an Employee or Selected Person by the Company for "Cause," shall mean:

a.
the individual's continuing willful and material breach of his or her duties to the Company after he or she receives a demand from the Chief Executive of the Company or any other officer  specifying the manner in which he or she has willfully and materially breached such duties, other than any such failure resulting from Disability of the individual or his or her resignation for "Good Reason," as defined herein; or

b.	the conviction of a felony; or

c.	the commission of fraud in the course of his or her employment with the Company, such as embezzlement or other material and intentional violation of law against the Company; or

d.	the gross misconduct causing material harm to the Company.

"Good Reason" shall mean any one or more of the following, occurring following or in connection with a Change of Control and within 90 days prior to the Employee's or Selected Persons resignation, unless the Employee or Selected Person shall have consented thereto in writing:

a.
the assignment to the Employee of duties inconsistent with his or her executive status prior to the Change of Control or a substantive change in the officer or officers to whom he or she reports from the officer or officers to whom he or she reported immediately prior to the Change of Control; or

b.	the elimination or reassignment of a majority of the duties and responsibilities that were assigned to the Employee or Selected Person immediately prior to the Change of Control; or

c.	a reduction by the Company in the Employee's annual base salary as in effect immediately prior to the Change of Control; or

d.
the Company's requiring the Employee or Selected Person to be based anywhere outside a 35-mile radius from his or her place of employment immediately prior to the Change of Control, except for required travel on the Company's business to an extent substantially consistent with the Employee's or Selected Persons business travel obligations immediately prior to the Change of Control; or

e.
the failure of the Company to grant the Employee a performance bonus reasonably equivalent to the same percentage of salary the Employee normally received prior to the Change of Control, given comparable performance by the Company and the Employee; or

4.4 Amendments and Termination.

The Board of Directors may at any time suspend, amend or terminate this Plan provided, however, that any such earlier termination shall not affect any Option Agreements executed prior to the effective date of such termination.   No amendment or modification of this Plan may be adopted, except subject to stockholder approval, which would: (a) materially increase the benefits accruing to Employees or Selected Persons and officers under this Plan, (b) materially increase the number of securities which may be issued under this Plan (except for adjustments pursuant to Section 4.1 hereof), or (c) materially modify the requirements as to eligibility for participation in the Plan.

4.5 Successors in Interest.

The provisions of this Plan and the actions of the Board shall be binding upon all heirs, successors and assigns of the Company and of Employees, Selected Persons and officers.

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4.6 Other Documents.

All documents prepared, executed or delivered in connection with this Plan (including, without limitation, Option Agreements and Incentive Agreements) shall be, in substance and form, as established and modified by the Board; provided, however, that all such documents shall be subject in every respect to the provisions of this Plan, and in the event of any conflict between the terms of any such document and this Plan, the provisions of this Plan shall prevail.

4.7 No Obligation to Continue Employment.

This Plan and grants hereunder shall not impose any obligation on the Company to continue to employ any Employee or Selected Person.  Moreover, no provision of this Plan or any document executed or delivered pursuant to this Plan shall be deemed modified in any way by any employment contract between an Employee (or other employee) or Selected Person and the Company.

4.8 Misconduct.

Notwithstanding any other provision of this Plan, if an Employee or Selected Person commits fraud or dishonesty toward the Company or wrongfully uses or discloses any trade secret, confidential data or other information proprietary to the Company, or intentionally takes any other action materially inimical to the best interests of the Company, as determined by the Board, in its sole and absolute discretion, such individual shall forfeit all rights and benefits under this Plan.

4.9 Term of Plan.

The Plan shall become effective on the date of its adoption by the Board subject to the approval of the Plan by the holders of the majority of the voting shares of stock of the Company represented at a meeting of the shareholders, within twelve (12) months of the effective date.  No Stock Options or Awards shall be awarded pursuant to the Plan after the expiration of the ten-year period beginning on the date the Plan is adopted by the Board.

4.10 Governing Law.

This Plan shall be construed in accordance with, and governed by, the laws of the  Commonwealth of Virginia.

4.11 Shareholder Approval.

No Stock Option shall be exercisable, or Award granted, unless and until the Shareholders of the Company have approved this Plan and all other legal requirements have been fully complied with.

4.12 Notice to Company of Disqualifying Disposition

Each Employee who receives an Incentive Stock Option must agree to notify the Company in writing immediately after the Employee makes a Disqualifying Disposition of any shares acquired pursuant to the exercise of an Incentive Stock Option.  A Disqualifying Disposition is defined in Section 424(c) of the Code and includes any disposition (including any sale or gift) of such shares before the later of (a) two years after the date the Employee was granted the Incentive Stock Option, or (b) one year after the date the Employee acquired Shares by exercising the Incentive Stock Option, except as otherwise provided in Section 424(c) of the Code.  If the Employee has died before such stock is sold, these holding period requirements do not apply and no Disqualifying Disposition can occur thereafter.

Information Analysis Incorporated	2016 Proxy Statement

4.13 Compliance With Rule 16b-3.

Transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3.  To the extent that any provision of the Plan or action by the Board fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Board.

4.14 Other Considerations

The Board may require each participant acquiring Common Stock pursuant to awards granted hereunder to represent to and agree with the Company in writing that such person is acquiring the Common Stock without a view to distribution thereof.  The certificates for such Common Stock may include any legend that the Board deems appropriate to reflect any restrictions on transfer. All certificates for Common Stock issued pursuant to this Plan shall be subject to such stock transfer orders and other restrictions as the Board may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is then listed or interdealer quotation system upon which the Common Stock is then quoted, and any applicable federal or state securities laws.  In the absence of an effective registration statement under the Securities Act of 1933, as amended, the Board may place a legend or legends on any such certificates to make appropriate references to such restrictions.

4.15 Limitation on Issuance of Certificate

The Company shall not be required to issue any certificate or certificates for Common Stock with respect to awards granted under this Plan, or record any person as a holder of record of such Common Stock, without obtaining, to the complete satisfaction of the Board, the approval of all regulatory bodies deemed necessary by the Board, and without complying to the Board’s complete satisfaction, with all rules and regulations, under federal, state or local law deemed applicable by the Board.

IN WITNESS WHEREOF, this Plan has been adopted as of April 12, 2016

INFORMATION ANALYSIS, INC.

By: _____________________
Sandor Rosenberg, Chairman of the Board

Information Analysis Incorporated THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS ANNUAL MEETING OF SHAREHOLDERS – JUNE 1, 2016 AT 10:00 AM
CONTROL ID:
REQUEST ID:

The undersigned shareholder of INFORMATION ANALYSIS INCORPORATED hereby appoints Richard S. DeRose proxy with full power of substitution to act for and on behalf of the undersigned and to vote all stock outstanding in the name of the undersigned as of the close of business on April 4, 2016, which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders (“Meeting”) to be held Tuesday, June 1, 2016, at our Corporate Headquarters located at 11240 Waples Mill Road, Suite 201, Fairfax, Virginia 22030, commencing at 10:00 a.m. (local time), and at any and all adjournments or postponements thereof, upon all matters properly coming before the Meeting.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)

VOTING INSTRUCTIONS
If you vote by phone, fax or internet, please DO NOT mail your proxy card.

MAIL:	Please mark, sign, date, and return this Proxy Card promptly using the enclosed envelope.
FAX:	Complete the reverse portion of this Proxy Card and Fax to 202-521-3464.
INTERNET:	https://www.iproxydirect.com/IAIC
PHONE:	1-866-752-VOTE(8683)

ANNUAL MEETING OF THE SHAREHOLDERS OF INFORMATION ANALYSIS INCORPORATED			PLEASE COMPLETE, DATE, SIGN AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE: ☒

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
Proposal 1		à	FOR ALL	AGAINST ALL	FOR ALL EXCEPT
	Elect six directors of the Company to hold office until their respective successors shall have been duly elected and qualified;		☐	☐

	Mark T. Krial				☐	CONTROL ID:
	Charles A. May, Jr.				☐
	William H. Pickle				☐	REQUEST ID:
	Sandor Rosenberg				☐
	Bonnie K. Wachtel				☐
	James D. Wester				☐
Proposal 2		à	FOR	AGAINST	ABSTAIN
	Approve the IAI 2016 Stock Incentive Plan as described in the Proxy Statement; and		☐	☐	☐
Proposal 3		à	FOR	AGAINST	ABSTAIN
	Approve, on a non-binding advisory basis, the Company’s executive compensation, as described in the Proxy Statement; and		☐	☐	☐
Proposal 4		à	FOR	AGAINST	ABSTAIN
	Ratification of CohnReznick LLP as independent registered public accountants; and		☐	☐	☐
Proposal 5		à	FOR	AGAINST	ABSTAIN
	Transact such other business as may properly come before the Annual Meeting and any adjournment(s) thereof.		☐	☐	☐
MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING: ☐
In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting, and any adjournment or adjournments thereof.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR ALL” NOMINEES IN PROPOSAL 1, AND “FOR” PROPOSALS 2, 3 AND 4.

MARK HERE FOR ADDRESS CHANGE   ☐ New Address (if applicable):
____________________________
____________________________
____________________________

IMPORTANT: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Dated: ________________________, 2016

(Print Name of Shareholder and/or Joint Tenant)

(Signature of Shareholder)

(Second Signature if held jointly)